EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 1997 and December 16, 1996 (and to all references to our Firm) included in or made part of this Registration Statement on Form S-8.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
August 4, 1997

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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Dear Sirs:

As independent public accountants with respect to Chicago Bridge & Iron Company N.V., we hereby consent to the use of our audit report, addressed to the shareholder of Chicago Bridge & Iron Company N.V. in respect of the December 31, 1996 balance sheet and to all references to our Firm included in or made part of this Registration Statement on Form S-8 dated August 8, 1997.

It should be noted that we have not made an examination of any financial statements of Chicago Bridge & Iron Company N.V. as of any date or for any period subsequent to December 31, 1996, the date of the latest financial statements covered by our report.

Very truly yours,

/s/ ARTHUR ANDERSEN & CO.

Amsterdam
August 5, 1997